SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE FIRST AMERICAN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2003

Dear Fellow Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders at 2:00 p.m., Pacific Time, on Thursday, May 8, 2003, at the executive offices of The First American Corporation, located at 1 First American Way, Santa Ana, California. We have included a map and directions to our executive offices on the inside back cover of the proxy statement.

With this letter, we are including the notice for the Annual Meeting, the proxy statement, the proxy card and our 2002 annual report. We have written our proxy statement in jargon-free “plain English.” We hope you find its simplified format helpful and we welcome your comments.

We have made arrangements for you to vote your proxy over the Internet or by telephone, as well as by mail with the traditional proxy card. The proxy card contains instructions on these methods of voting.

Your vote is important. Whether or not you plan on attending the Annual Meeting on May 8, we hope you will vote as soon as possible.

Thank you for your ongoing support of and continued interest in The First American Corporation.

D. P. Kennedy

Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 8, 2003

The Annual Meeting of Shareholders of The First American Corporation, a California corporation, will be held at 2:00 p.m., Pacific Time, on Thursday, May 8, 2003, at the executive offices of The First American Corporation, located at 1 First American Way, Santa Ana, California, for the following purposes:

1.	To elect 13 persons to serve on our board of directors for the next year.

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 20, 2003, are entitled to notice of the meeting and an opportunity to vote.

It is hoped that you will be present at the meeting to vote in person. However, if you are unable to attend the meeting and vote in person, please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the questions and answers commencing on page 2 of the proxy statement and the instructions on the proxy card.

Mark R Arnesen

Secretary

Santa Ana, California

April 2, 2003

PROXY STATEMENT

Solicitation of Proxies by the Board of Directors

Our board of directors is soliciting proxies from holders of our common shares for use at the annual meeting of our shareholders to be held on May 8, 2003, at 2:00 p.m., Pacific Time. The meeting will be held at the executive offices of The First American Corporation, located at 1 First American Way, Santa Ana, California. We have included a map and directions to our executive offices on the inside back cover of the proxy statement for your convenience.

The approximate date on which this proxy statement and the enclosed proxy card, notice of annual meeting, chairman’s letter and 2002 annual report will be first mailed to our shareholders is April 9, 2003.

The Securities and Exchange Commission requires portions of certain documents to be written in “plain English.” The “plain English” rules set forth guidelines for preparing written documents without using confusing legal and technical language. Although the SEC rules do not require proxy statements to be written in “plain English,” we have decided to write parts of our proxy statement that way. We want you to have access to information about us in a direct and understandable way. We feel there is no need to sort through complex legal language that adds little to an understanding of who we are and where we are headed.

In furtherance of this goal, the remainder of this proxy statement has been divided into three sections. You should read all three sections.

I.	Questions and answers: This section provides answers to a number of frequently asked questions.

II.	Proposals to be voted on: This section provides information relating to the proposals to be voted on at the shareholders’ meeting.

III.	Required information: This section contains information that is required by law to be included in this proxy statement and which has not been included in Sections I or II.

I.    QUESTIONS AND ANSWERS

Why have I been sent these proxy materials?

Our board of directors has sent you this proxy statement and the accompanying proxy card to ask for your vote, as a shareholder of First American, on certain matters that will be voted on at the annual meeting.

What matters will be voted on at the meeting?

•	the election of 13 individuals to serve as directors of our company for the next year; and

•	any other business properly raised at the meeting.

At the time this proxy statement was printed, our board of directors did not know of any other matters to be voted on at the annual meeting.

Who may attend the annual meeting?

All shareholders of First American.

Who is entitled to vote?

Shareholders of record as of the close of business on March 20, 2003, the record date, or those with a valid proxy from a bank, brokerage firm or similar organization that held our shares on the record date.

Who is a shareholder of record?

A shareholder of record is a person or entity whose name appears as an owner of one or more shares of our common stock on the records of our transfer agent as of its close of business on the record date.

How many shares are entitled to vote at the meeting?

As of the record date 73,674,314 of our common shares, par value $1.00 per share, were issued, outstanding and entitled to vote at the meeting.

How many votes do I have?

Each common share is entitled to one vote. However, if cumulative voting applies for the election of directors, you will be entitled to cast more than one vote for each nominee.

How many votes are needed to elect each director?

Those candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected directors.

What does it mean to cumulate a vote?

In elections for directors, California law provides that a shareholder, or his or her proxy, may cumulate votes. That is, each shareholder has a number of votes equal to the number of shares owned, multiplied by 13 (the number of directors to be elected), and the shareholder may cumulate such votes for a single candidate, or distribute such votes among as many candidates as he or she deems appropriate. However, a shareholder may cumulate votes only for a candidate or candidates whose names have been properly placed in nomination prior to the voting, and only if the shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes for the candidates in nomination. Unless you give different instructions, your proxy gives discretionary authority to the appointees to vote your shares cumulatively. Cumulative voting does not apply to any proposal other than the election of directors.

Who are the board nominees?

The 13 nominees are:

Gary J. Beban	Lewis W. Douglas, Jr.	Frank E. O’Bryan	Virginia M. Ueberroth
J. David Chatham	Paul B. Fay, Jr.	Roslyn B. Payne
Hon. William G. Davis	D. P. Kennedy	D. Van Skilling
James L. Doti	Parker S. Kennedy	Herbert B. Tasker

All of the nominees are currently board members. See pages 7 and 8 for biographical information regarding the nominees.

How do I vote?

You can vote on matters that properly come before the meeting in one of four ways:

You may vote by mail.

You do this by signing and dating the proxy card and mailing it in the enclosed, prepaid and addressed envelope within the required time. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote by telephone.

You do this by following the instructions accompanying the proxy card. If you vote your proxy by telephone, you do not have to mail in your proxy card. Some shareholders may not be able to vote their proxy by telephone.

You may vote on the Internet.

You do this by following the instructions accompanying the proxy card. If you vote your proxy on the Internet, you do not have to mail in your proxy card. Some shareholders may not be able to vote their proxy on the Internet.

You may vote in person at the meeting.

You can vote in person at the meeting. However, if you hold your shares in street name (in the name of a bank, broker or some other nominee), you must request and receive a legal proxy from the record owner prior to the meeting in order to vote at the meeting.

What happens if I sign and return my proxy card, but don’t mark my votes?

D. P. Kennedy, Parker S. Kennedy or Mark R Arnesen, our chairman, president and secretary, respectively, will vote your shares in their discretion as proxies.

Can I revoke my proxy?

You have the power to revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing and returning another proxy with a later date;

•	submitting written notice of your revocation to our secretary at our mailing address on the cover page of this proxy statement;

•	voting your proxy by telephone or on the Internet (only your latest proxy is counted); or

•	voting in person at the meeting.

What happens if my shares are held under the name of a brokerage firm?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under New York Stock Exchange rules to vote customers’ unvoted shares on certain “routine” matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters; or

•	leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting. You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

Who will count the votes?

An employee of First American will serve as the inspector of elections and count the votes.

What does it mean if I get more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What constitutes a “quorum?”

A “quorum” refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. A majority of the outstanding common shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the meeting. Abstentions and broker nonvotes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not otherwise affect proposals voted upon. Without a quorum, no business may be transacted at the annual meeting. However, whether or not a quorum exists, a majority of the voting power of those present at the annual meeting may adjourn the annual meeting to another date, time and place.

What is a “broker nonvote” and how is it treated?

A “broker nonvote” occurs with respect to a proposal to be voted on if a broker or other nominee does not have the discretionary authority to vote shares and has not received voting instructions from the beneficial owners with respect to such proposal. Broker nonvotes are treated as present for purposes of establishing the presence or absence of a quorum, but will not otherwise affect the outcome of the votes on proposals acted upon at the meeting.

What percentage of stock do the directors and executive officers own?

Together, they owned approximately 6.44% of our common shares as of the record date. See pages 9 through 11 for more details.

When are shareholder proposals for our next annual meeting due in order to be included in the proxy statement?

We will consider proposals submitted by shareholders for inclusion in the proxy statement for the annual meeting to be held in 2004 if they are received no later than December 12, 2003. See pages 27 and 28 for more details.

Who is paying the cost of preparing, assembling and mailing the notice of the annual meeting of shareholders, proxy statement and form of proxy, and the solicitation of the proxies?

First American.    We will also pay brokers and other nominees for the reasonable expenses of forwarding solicitation materials to their customers who own our common shares.

Who may solicit proxies?

In addition to this proxy statement, our directors, officers and other regular employees may solicit proxies. None of them will receive any additional compensation for such solicitation. Morrow & Company, Inc., 445 Park Avenue, New York, New York 10022, has been engaged by the company to solicit proxies at an estimated cost of $6,000 plus reimbursement of reasonable expenses.

How will solicitors contact me?

People soliciting proxies may contact you in person, by mail, by telephone, by e-mail or by facsimile.

Does the board of directors have any recommendations with respect to the listed proposals?

The board of directors recommends that you vote “FOR” the slate of director candidates proposed in this proxy statement.

Who are the largest principal shareholders outside of management?

The following table lists as of the record date the persons or groups of shareholders who are known to us to be the beneficial owners of 5% or more of our common shares. The information regarding beneficial owners of 5% or more of our common shares was gathered by us from the filings made by such owners with the SEC and/or from informal sources. Shares that may be acquired within 60 days are treated as outstanding for purposes of determining the amount and percentage beneficially owned. This table does not include shares beneficially owned by our directors and officers and entities controlled by them. See the table headed “Security Ownership of Management” on pages 9 through 11 for that information.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Fidelity Management Trust Company	8,845,296	(1)	12.01%
Capital Research & Management Company	3,817,000	(2)	5.18%

(1)	The shares set forth in the table are held by Fidelity Management Trust Company as trustee pursuant to The First American Corporation 401(k) Savings Plan. The governing documents require the trustee to vote the shares as directed by the employees for whose benefit the shares are held. Shares for which no direction is received by the trustee from the employees are voted in the same proportions as are the shares for which directions are received. The investment options available to participants in the plan include a “Company Stock Fund,” which invests in our Common shares. In addition, effective December 1, 2001, our Employee Profit Sharing and Stock Ownership Plan, which included individual accounts to which shares of our company acquired by the former trustees of that plan had been allocated (the “ESOP”), was merged into our 401(k) Savings Plan and the shares of our company held in the former plan became held by Fidelity as trustee of the merged plans. Thus, the 401(k) Savings Plan now includes ESOP accounts as well as accounts in the above-mentioned Company Stock Fund. The combined shareholdings in these two funds is what is shown in the table. The employees have the power to direct the trustee to dispose of the shares held for their benefit in the Company Stock Fund. However, the employees do not currently have the power to direct the trustee to dispose of shares held for their benefit in the ESOP accounts. The trustee’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)	Approximated based on information provided by a “stock watch” service we employ. To the best of our knowledge, Capital Research & Management Company has not filed a Schedule 13D or a Schedule 13G with the Securities and Exchange Commission in connection with the ownership of these shares. We have no knowledge as to any person(s) other than Capital Research & Management Company who may have or share voting or investment power over these shares.

II.    PROPOSAL

Election Of Directors

Our bylaws require that directors be elected annually and that the number of directors be not less than 9 nor more than 17. By resolution, the board has fixed the number of directors at 13. The 13 persons named below are nominated for election as directors to serve until the next annual meeting or as soon thereafter as their successors are duly elected and qualified.

Votes by the company’s proxy holders will be cast in such a way as to effect the election of all nominees listed below or as many as possible under the rules of cumulative voting. Unless otherwise specified by you in your proxy card, the proxies solicited by our board will be voted “FOR” the election of these nominees. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee(s) as shall be designated by the board. The board presently has no knowledge that any of the nominees will be unable or unwilling to serve.

The following list provides information with respect to each person nominated and recommended to be elected by the current board. See the section entitled “Security Ownership of Management,” which begins on page 9, for information pertaining to stock ownership of the nominees. Except for Parker S. Kennedy, who is D. P. Kennedy’s son, there are no family relationships among any of the nominees for director or any of the executive officers of the company. Pursuant to a contract, our company is required to recommend one nominee of Experian Information Solutions, Inc., to our nominating committee as a candidate for election to our board, as long as Experian owns at least 10% of the membership interests in our second tier subsidiary, First American Real Estate Solutions LLC, which owns our information technology businesses. Currently, our company owns 80% of the membership interests in this subsidiary and Experian owns the remaining 20%. Director D. Van Skilling, information about whom is presented in the following table, has been serving as Experian’s nominee. There are no other arrangements or understandings between any nominee and any other person pursuant to which any nominee was or is to be selected as a director. All of the nominees currently are directors of the company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES:

Name	Age	Principal Occupation(s) Since 1998 (arranged by title, company & industry)	Director Since	Directorships Held in Other Public Companies

Gary J. Beban	56	Senior Executive Managing Director CB Richard Ellis, Inc. commercial real estate services	1996	None

J. David Chatham	52	President and Chief Executive Officer Chatham Holdings Corporation real estate development and associated industries	1989	None

Hon. William G. Davis(1)	73	Counsel Torys LLP legal services	1992	Magna Entertainment Corp.

James L. Doti	56	President and Donald Bren Distinguished Chair of Business and Economics Chapman University education	1993	Fleetwood Enterprises, Inc., Remedy Temp, Inc., and Standard Pacific Corp.

Name	Age	Principal Occupation(s) Since 1998 (arranged by title, company & industry)	Director Since		Directorships Held in Other Public Companies

Lewis W. Douglas, Jr.	78	Chairman Stanley Energy, Inc. oil exploration	1971	(2)	None

Paul B. Fay, Jr.	84	President The Fay Improvement Company financial consulting and business ventures	1967		Vestaur Securities Inc.

D. P. Kennedy	84	Chairman of the Board The First American Corporation business information and related products and services	1956		None

Parker S. Kennedy	55	President The First American Corporation business information and related products and services	1987		None

		Chairman of the Board (1999 to present) President (1989 – 1999) First American Title Insurance Company, a subsidiary of our company title insurance and services

Frank E. O’Bryan	69	Chairman of the Board WMC Mortgage Corporation mortgage lending	1994		None

Roslyn B. Payne	56	President Jackson Street Partners, Ltd. real estate venture capital and investments	1988		None

D. Van Skilling	69	Private Investor (1999 to present) Chairman and Chief Executive Officer (1996 – 1999) Experian Information Solutions, Inc. information services and solutions for direct marketing and credit industries	1998		Lamson & Sessions Co. and McData Corporation

Herbert B. Tasker	66	Vice Chairman and Managing Director (1999 to present) Centre Capital Group, Inc. mortgage conduit Executive Vice President (1995 – 1999) Irwin Mortgage Corporation mortgage banker	2002		Ocwen Financial Corporation

Virginia M. Ueberroth	63	Chairman Ueberroth Family Foundation philanthropy	1988		None

(1)	Mr. Davis was the Premier of the Province of Ontario (Canada) from 1971 to 1985.
(2)	Mr. Douglas also was a director of the company from 1961 to 1967.

III.    REQUIRED INFORMATION

Security Ownership of Management

The following table sets forth as of the record date the total number of our common shares beneficially owned and the percentage of the outstanding shares so owned by:

•	each director (and each nominee for director);

•	each named executive officer; and

•	all directors and executive officers as a group.

Unless otherwise indicated in the notes following the table, the shareholders listed in the table are the beneficial owners of the listed shares with sole voting and investment power (or, in the case of individual shareholders, shared power with such individual’s spouse) over the shares listed. Shares subject to rights exercisable within 60 days after the record date are treated as outstanding when determining the amount and percentage beneficially owned by a person or entity.

Shareholders(1)	Number of Common shares	Percent if greater than 1%
Directors
Gary J. Beban	20,971	—
J. David Chatham	29,730	—
Hon. William G. Davis	20,700	—
James L. Doti	28,175	—
Lewis W. Douglas, Jr.	37,368	—
Paul B. Fay, Jr.	95,155	—
D. P. Kennedy(2)(3)	86,533	—
Parker S. Kennedy(2)(3)	3,534,096	4.80%
Frank E. O’Bryan	33,344	—
Roslyn B. Payne(4)	81,630	—
D. Van Skilling(5)	22,427	—
Herbert B. Tasker	13,107	—
Virginia M. Ueberroth(6)	94,620	—

Named executive officers who are not directors
Thomas A. Klemens(3)	202,583	—
Craig I. DeRoy	126,936	—
Gary L. Kermott	119,452	—

All directors, all named executive officers and other executive officers as a group (19 persons)	4,742,189	6.44%

(1)	Of the shares set forth in the table, the following shares are allocated to the individual employee stock ownership sub-accounts of the following individuals under the “ESOP” portion of the company’s 401(k) Savings Plan:

Individual	Shares
D. P. Kennedy	-0-
Parker S. Kennedy	8,515
Thomas A. Klemens	2,572
Craig I. DeRoy	138
Gary L. Kermott	3,578

These individuals can direct the ESOP trustee to vote their ESOP shares. However, these individuals do not currently have dispositive power over their ESOP shares. The ESOP shares are held by Fidelity Management Trust Company as trustee of our 401(k) Savings Plan.

The shares set forth in the table include those that the following individuals have the right to acquire within 60 days of March 20, 2003, the record date for this meeting:

Individual	Shares
Gary J. Beban	13,500
J. David Chatham	13,500
Hon. William G. Davis	20,250
James L. Doti	20,250
Lewis W. Douglas, Jr.	20,250
Paul B. Fay, Jr.	6,750
D. P. Kennedy	84,000
Parker S. Kennedy	190,500
Frank E. O’Bryan	20,250
Roslyn B. Payne	20,250
D. Van Skilling	13,500
Herbert B. Tasker	6,750
Virginia M. Ueberroth	20,250

Thomas A. Klemens	94,000
Craig I. DeRoy	121,500
Gary L. Kermott	73,500

(2)	Of the shares credited to Parker S. Kennedy, president of First American, 10,000 shares are owned directly and 3,324,715 shares are held by Kennedy Enterprises, L.P., a California limited partnership of which Parker S. Kennedy is the sole general partner and D. P. Kennedy, Parker S. Kennedy’s father, is one of the limited partners. The limited partnership agreement pursuant to which the partnership was formed provides that the general partner has all powers of a general partner as provided in the California Uniform Limited Partnership Act, provided that the general partner is not permitted to cause the partnership to sell, exchange or hypothecate any of its shares of stock of First American without the prior written consent of all of the limited partners. Of the shares held by the partnership, 459,914 are allocated to the capital accounts of Parker S. Kennedy and 2,016,612 are allocated to the capital account of D. P. Kennedy. The balance of the shares held by the partnership is allocated to the capital accounts of the other limited partners, who are family members of the Kennedys. Except to the extent of his voting power over the shares allocated to the capital accounts of the limited partners, Parker S. Kennedy disclaims beneficial ownership of all shares held by the partnership other than those allocated to his own capital accounts.

(3)	In addition to the shares set forth in the table, 406,215 are held in trust under our pension plan as part of the diversified investment of the trust’s assets. D. P. Kennedy, Parker S. Kennedy, Thomas A. Klemens and Mark R Arnesen, executive officers of the company, serve on a committee of four persons, the majority of which may, under the terms of the trust agreement governing the trust, and subject to applicable law, direct the disposition of the securities held as trust assets. In accordance with California law, those shares are not voted.

(4)	Includes 7,500 shares held by a nonprofit corporation for which Mrs. Payne and her spouse serve as officers and directors. In her capacity as an officer of that corporation, Mrs. Payne has the power, as do certain other officers, to direct the voting and disposition of the shares.

(5)	Includes 1,100 shares held by a nonprofit corporation for which Mr. Skilling serves as a director and officer. In his capacity as an officer, Mr. Skilling has the power, acting alone, to direct the voting and disposition of the shares.

(6)	The shares set forth in the table include 5,000 shares held by a nonprofit corporation whose six-member board of directors is composed of Mrs. Ueberroth and her husband and children. In her capacity as an officer of that corporation, Mrs. Ueberroth has the power, as do certain other officers, to direct the voting and disposition of the shares.

Board and Committee Meetings

Our board of directors held nine meetings during 2002. Each director, except Mr. Tasker and Mrs. Ueberroth, attended 75% or more of the meetings of the board and the board committees on which the director served, if any. From time to time, our board may act by unanimous written consent as permitted by the laws of the State of California.

Our board of directors has an audit committee. The members of the audit committee are Messrs. Chatham (chairman), Doti, Fay, O’Bryan, Skilling and Tasker. The functions performed by this committee include selecting our independent auditor, directing and supervising investigations into matters within the scope of its duties, reviewing with the independent auditor the plan and results of its audit, reviewing internal auditing procedures and results, and determining the nature of other services to be performed by, and fees to be paid to, the independent auditor. During 2002, our audit committee met eight times.

Our board of directors has a compensation committee. The members of the compensation committee are Messrs. Beban, Chatham, Davis, Doti, Douglas (chairman) and Fay. This committee establishes compensation rates and procedures with respect to our senior management and the senior management of our subsidiaries, including bonus awards. During 2002, our compensation committee met once.

Our board of directors also has a nomination and corporate governance committee. The members of this committee are Messrs. Chatham, Davis (chairman), Douglas and Fay, and Mrs. Ueberroth. This committee is responsible for identifying individuals qualified to become directors of our company; recommending that the board select the nominees identified by the committee for all directorships to be filled by the board or by the shareholders; and developing, recommending to the board and periodically reviewing the corporate governance principles applicable to our company. This committee was established by our board on December 12, 2002, and did not hold any meetings during 2002. The committee held its first meeting during February 2003. The committee will not consider nominees recommended by security holders unless our company is legally required to do so, such as by contract with such security holders.

Executive Officers

The following provides information regarding our executive officers.

Name	Position(s) Held	Age
D. P. Kennedy	Chairman of the Board	84
Parker S. Kennedy	President	55
Thomas A. Klemens	Senior Executive Vice President, Chief Financial Officer	52
Craig I. DeRoy	Senior Executive Vice President, General Counsel	50
Curt A. Caspersen	Executive Vice President	44
John M. Hollenbeck	Executive Vice President	41
Gary L. Kermott	Executive Vice President	49
Mark R Arnesen	Vice President, Secretary, Corporate Counsel	50

All officers of the company are appointed annually by the board of directors subsequent to its election.

•	D. P. Kennedy has been our chairman since 1993, and served as our president from 1963 to 1993. He also serves as the vice chairman and director of First American Title Insurance Company, a subsidiary of our company.

•	Parker S. Kennedy, who is D. P. Kennedy’s son, has been our president since 1993, and served as our executive vice president from 1986 to 1993. He has been employed by our subsidiary, First American Title Insurance Company, since 1977 and became a vice president of that company in 1979 and a director in 1981. During 1983, he was appointed executive vice president of First American Title Insurance Company, and in 1989 was appointed its president. He now serves as its chairman, a position to which he was appointed in 1999.

•	Thomas A. Klemens was named senior executive vice president of our company last year and continues to serve as our chief financial officer, a position he has held since 1993. Mr. Klemens was our executive vice president from 1996 to 2002, served as our vice president from 1993 to 1996, and served as our principal accounting officer from 1992 to 1993. First American Title Insurance Company has employed Mr. Klemens as vice president since 1985, as controller from 1985 to 1993 and as chief financial officer from 1993 to 1998. Mr. Klemens has been a director of First American Title Insurance Company since 1994.

•	Craig I. DeRoy was named senior executive vice president of our company last year and continues to serve as our general counsel, a position he has held since 1993. Mr. DeRoy was our executive vice president from 1996 to 2002, and served as our vice president from 1993 to 1996. He also serves as vice president of First American Title Insurance Company, a position he has held since 1993. From 1993 to 1998, he also served as general counsel of First American Title Insurance Company. Mr. DeRoy has been a director of First American Title Insurance Company since 2001.

•	Curt A. Caspersen was named executive vice president of our company in 2000. He has been executive vice president of our subsidiary, First American Real Estate Information Services, Inc., since 1996 and vice president of First American Title Insurance Company since 1993.

•	John M. Hollenbeck was named executive vice president of our company in 2000. He has been vice president of our subsidiary, First American Title Insurance Company, since 1989, and has been employed by that company since 1980.

•	Gary L. Kermott has been executive vice president of our company since 1999 and president of First American Title Insurance Company since 1999, and was the latter’s executive vice president from 1996 to 1999 and its chief operating officer from 1997 until becoming president. He has been with our company or a subsidiary in various capacities since 1983.

•	Mark R Arnesen has been vice president, secretary and corporate counsel of our company and of First American Title Insurance Company since 1992. He has been vice president of First American Title Insurance Company since 1989, and has been employed by that company since 1979.

Executive Compensation

The table below describes the compensation paid, earned and awarded for the last three years to our chief executive officer and four other most highly compensated executive officers who were serving at the end of 2002 for all services rendered to our company and its subsidiaries. We sometimes refer to these people in this proxy statement as our “named executive officers.”

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary(1)		Bonus(2)	Other Annual Compensation(3)	Securities Underlying Options	All Other Compensation(4)
D. P. Kennedy	2002	$400,900	(5)	$300,000	—	—	$130,639	(6)
Chairman	2001	376,400	(5)	425,000	—	10,000	187,797	(6)
	2000	330,900	(5)	150,000	—	20,000	184,174	(6)

Parker S. Kennedy	2002	550,900		1,000,000	—	80,000	12,276
President	2001	500,904		850,000	—	40,000	5,626
	2000	455,172		300,000	—	80,000	3,586

Thomas A. Klemens	2002	440,450	(7)	880,000	—	60,000	12,276
Senior Executive Vice President,	2001	400,224	(7)	700,000	—	25,000	5,626
Chief Financial Officer	2000	342,720	(7)	250,000	—	50,000	3,578

Craig I. DeRoy	2002	430,750		900,000	—	60,000	12,276
Senior Executive Vice President,	2001	390,924		700,000	—	25,000	5,530
General Counsel	2000	333,920		250,000	—	50,000	3,490

Gary L. Kermott	2002	430,900	(8)	880,000	—	60,000	12,180
Executive Vice President	2001	391,091	(8)	700,000	—	25,000	5,530
	2000	325,877	(8)	250,000	—	50,000	3,490

(1)	Includes, in addition to regular salary, a fee of $150 for each meeting of the board of directors attended by the named executive officer during the years covered in the table.

(2)	Consists entirely of cash bonuses. Officers of our company and its subsidiaries are also eligible for stock bonus awards pursuant to our stock bonus plan. None of the officers of our company was awarded a stock bonus with respect to services rendered during the years covered in the summary compensation table.

(3)

In the interest of retaining our named executive officers, we and our subsidiaries may have paid or provided certain incidental perquisites and other personal benefits to the named executive officers. However, the expenses incurred by us and our subsidiaries in providing such perquisites and benefits to the named executive officers did not, for any fiscal year covered, exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such year for any of the named executive officers. In accordance with the rules of the SEC, the amounts of such perquisites and benefits are not included in the summary compensation table.

(4)	Consists of the matching contributions made to the named executive officer’s account in our 401(k) Savings Plan during, or with respect to, the covered fiscal year, plus the dollar value of insurance premiums paid by, or on behalf of, us during the covered fiscal year with respect to term life insurance for the benefit of such officer.

(5)	The compensation shown in the “Salary” column of the table includes fees totaling $1,400, which were earned by D. P. Kennedy for services he rendered as a director of our subsidiaries during 2001. Mr. Kennedy did not earn such fees during 2002 and 2000.

(6)	The amounts shown in the last column of the summary compensation table include, for each fiscal year covered, the distributions made to D. P. Kennedy from our pension plan, which were required to be made under provisions of the federal tax laws. For further information, please refer to the section entitled “Pension Plan” below. The compensation shown also includes cash and the value of stock, aggregating $9,948, $78,456 and $83,273, distributed to Mr. Kennedy during 2002, 2001 and 2000, respectively, from his account in our profit sharing plan attributable to contributions made by us and our participating subsidiaries in years prior to those covered in the table and earnings on those contributions. These distributions were required to be made under provisions of the federal tax laws.

(7)	The compensation shown in the “Salary” column of the table includes fees totaling $9,550, $9,300 and $8,800 for 2002, 2001 and 2000, respectively, which were earned by Mr. Klemens for services he rendered as a director of our subsidiaries during those years.

(8)	The compensation shown in the “Salary” column of the table includes fees totaling $1,000 and $2,700, which were earned by Mr. Kermott for services he rendered as a director of our subsidiaries for 2001 and 2000, respectively. Mr. Kermott did not earn such fees during 2002.

Stock Option Grants and Exercises

The following tables provide information with respect to stock options granted to, and exercised and held by, each of the executive officers named in the summary compensation table for fiscal year 2002. All share amounts, values and exercise prices have been adjusted to reflect the three-for-two stock split that occurred on January 15, 1998, and the three-for-one stock split that occurred on July 17, 1998.

Option Grants Table

	Individual Grants (1)
Name	Number of Securities Underlying Options Granted (# of shares)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/sh)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
D. P. Kennedy	-0-	-0-%	—	—	—	—
Parker S. Kennedy	80,000	8.39%	22.85	2/27/13	1,149,619	2,913,361
Thomas A. Klemens	60,000	6.29%	22.85	2/27/13	862,215	2,185,021
Craig I. DeRoy	60,000	6.29%	22.85	2/27/13	862,215	2,185,021
Gary L. Kermott	60,000	6.29%	22.85	2/27/13	862,215	2,185,021

(1)	The option grants disclosed in the table were made on February 27, 2003; however, these grants were intended by the compensation committee to be part of each named officer’s compensation package with respect to the year 2002 and are therefore included in this table. Each of the options disclosed in the table is exercisable in 20% equal annual increments commencing February 27, 2004, the first anniversary date of the grant.

(2)	Although the options disclosed in the table were granted during 2003, these grants were made based on the performance of our company and each named officer for the year 2002. Accordingly, the percentage of total options granted is based on the number of options granted in 2002 as well as the options granted in 2003 with respect to compensation for the year 2002.

(3)	Section 4.2 of the plan pursuant to which the options disclosed in the table were awarded allows the compensation committee discretion to exchange outstanding options for new, lower-priced options, provided that the lower exercise price is not less than the “fair market value,” as defined in the plan, of the shares at the time such new options are granted.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(1)		Value of Unexercised In-The-Money Options at Fiscal Year-End($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
D. P. Kennedy	30,000	449,280	76,000	26,000	747,292	101,660
Parker S. Kennedy	—	—	176,500	86,000	2,073,085	406,640
Thomas A. Klemens	12,000	171,552	103,000	56,000	1,026,424	254,150
Craig I. DeRoy	—	—	110,500	56,000	1,150,219	254,150
Gary L. Kermott	—	—	62,500	56,000	357,931	254,150

(1)	Each of the options disclosed in the table is exercisable in 20% equal annual increments commencing on the first anniversary date of the grant.

(2)	The value of each unexercised option is based on the difference between the closing price of our common shares on the New York Stock Exchange on December 31, 2002, which was $22.20, and the adjusted exercise price of such option.

Pension Plan

Annual Pension Benefits

Remuneration (Final Average Pay)(1)	Years of Benefit Service
	5	10	20	30	40	50
$100,000	$4,850	$10,200	$22,400	$34,600	$46,800	$59,000
125,000	6,100	12,825	28,150	43,475	58,800	74,125
150,000	7,350	15,450	33,900	52,350	70,800	89,250
175,000	8,600	18,075	39,650	61,225	82,800	104,375
200,000	9,850	20,700	45,400	70,100	94,800	119,500
225,000	11,100	23,325	51,150	78,975	106,800	134,625
250,000	12,350	25,950	56,900	87,850	118,800	149,750
275,000 or more	13,600	28,575	62,650	96,725	130,800	164,875

(1)	Final average pay is defined as the highest consecutive five-year average “pay,” as defined in the plan, during the 10-year period ending on December 31, 2001.

The above table sets forth estimated annual benefits upon retirement (assuming such benefits will be paid in the form of a life annuity) at various compensation levels and years of service under our pension plans. Subject to certain conditions of age and tenure, all regular employees of the company and participating subsidiaries were eligible to join our qualified pension plan until December 31, 2001. No employees are eligible to join the pension plan after that date.

In order to participate, during plan years ending on or prior to December 31, 1994, an employee was required to contribute 1½% of pay (i.e., salary, plus cash bonuses, commissions and other pay) to the plan. As a result of amendments to the pension plan that were adopted in 1994, during plan years commencing after December 31, 1994, an employee was not required to contribute to the plan in order to participate. As a result of further amendments, which were adopted in 2000, the pension plan will not accept new participants after December 31, 2001.

A participant generally vests in his accrued benefit attributable to the company’s contributions upon the completion of three years of service or, if earlier, the attainment of normal retirement age while an employee. Normal retirement age is defined under the plan as the later of the employee’s attainment of age 65 or his third anniversary of participation in the plan.

Upon retirement at normal retirement age, an employee receives full monthly benefits which are equal, when calculated as a life annuity:

•	for years of credited service with the company and its subsidiaries as of December 31, 1994, to 1% of the first $1,000 and 1¼% of remaining final average pay (i.e., the average of the monthly “pay,” as defined above, during the five highest paid consecutive calendar years out of the last 10 years prior to retirement) times the number of years of credited service as of December 31, 1994; and

•	for years of credited service with the company and its subsidiaries after December 31, 1994, to ¾% of the first $1,000 and 1% of the remaining final average pay times the number of years of credited service subsequent to December 31, 1994.

•	Effective December 31, 2000, our pension plan was amended to exclude from the calculation of benefits (i) any pay earned after December 31, 2001, and (ii) any service earned after December 31, 2005.

•	Effective December 31, 2002, our pension plan was amended to reduce the rate at which future benefits accrue for participants who had not yet attained age 50 by spreading the accrual of the benefit that would have accrued during 2003 – 2005 over extended periods ranging from 5 to 20 years, depending on the participant’s age as of December 31, 2002.

An employee with at least three years of participation in the plan may elect to retire after attaining age 55, but prior to age 65, and receive reduced benefits.

We fund the plan based on actuarial determinations of the amount required to provide the stated benefits. The table is based on retirement at age 65 or later, with contributions having been made by the employee in each year of credited service prior to 1995. The benefits are not subject to deduction for Social Security payments or any other offsets. Currently, D. P. Kennedy, Parker S. Kennedy, Thomas A. Klemens, Craig I. DeRoy and Gary L. Kermott have 54, 26, 17, 9 and 20 years, respectively, of credited service.

The compensation levels shown in the table are less than those set forth in the summary compensation table because the federal tax law limits the maximum amount of pay that may be considered in determining benefits under the tax-qualified pension plan, and our pension restoration plan, which is described below, does not make up for these limits for pay exceeding $275,000. The limit on pay that could be recognized by tax-qualified retirement plans was $200,000 in 1989. This amount was adjusted for inflation for each year through 1993, when the limit was $235,840. In 1993, this limit was decreased to $150,000 for plan years beginning in 1994. The $150,000 limit has been adjusted for inflation and was increased to $160,000 as of January 1, 1997, and to $170,000 as of January 1, 2000. The highest final average pay that could be considered in determining benefits accruing under the pension plan before 1994 is $219,224, and since our pension plan does not consider pay earned after December 31, 2001, the highest final average pay that can be considered in determining benefits accruing after 1993 is $164,000.

During 1996, we adopted our pension restoration plan. This plan is an unfunded, nonqualified plan designed to make up for the benefit accruals that are restricted by the indexed $150,000 pay limit. However, in order to limit its expense, the pension restoration plan does not make up for benefit accruals on compensation exceeding $275,000. The pension restoration plan also makes up for benefits that cannot be paid from our pension plan because of limitations imposed by the federal tax laws. Vesting of benefits payable to an employee under our pension restoration plan occurs at the same time that vesting occurs for that employee in his or her pension plan benefits. The pension restoration plan is effective as of January 1, 1994, but only covers selected pension plan participants who were employees on that date. As noted above, January 1, 1994, is the date as of which the pay limit for the pension plan was reduced from $235,840 to $150,000. The pension restoration plan excludes pay earned after December 31, 2001, as does the pension plan.

Pursuant to the provisions of the federal tax laws, during 2002, 2001and 2000, respectively, mandatory distributions totaling $108,294, $103,548 and $97,146 were made to D. P. Kennedy from the pension plan. These amounts are included in the last column of the summary compensation table.

Supplemental Benefit Plan

We maintain an executive supplemental benefit plan which we believe assists us in attracting and retaining highly qualified individuals for upper management positions. The plan provides retirement benefits for, and preretirement death benefits with respect to, certain key management personnel selected by our board of directors. Under the plan, upon retirement at normal retirement date (the later of age 65 or, unless waived by our board of directors, completion of 10 years of service), a participant receives a joint life and 50% survivor annuity benefit equal to 35% of “final average compensation.” “Final average compensation” is the average annual compensation, composed of base salary, plus cash and stock bonuses, for those three calendar years out of the last 10 years of employment preceding retirement in which such compensation is the highest.

The benefit is reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs. With respect to such postponed retirement, the plan takes into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation until age 70.

To be eligible to receive benefits under the plan, a participant must be at least age 55, have been one of our employees, or an employee of one of our subsidiaries, for at least 10 years and, unless waived by our board of directors, covered by the plan for at least five years. A preretirement death benefit is provided consisting of

10 annual payments, each of which equals 50% of final average compensation. Vesting of rights under the plan is accelerated in the event of a “change in control” (as defined in the plan) of our company.

Currently 48 employees, including D. P. Kennedy, Parker S. Kennedy, Thomas A. Klemens, Craig I. DeRoy and Gary L. Kermott, have been selected to participate in the plan. The annual benefit payable under the plan to D. P. Kennedy in the event of his retirement is $108,936. The estimated annual benefits payable under the plan to Parker S. Kennedy, Thomas A. Klemens, Craig I. DeRoy and Gary L Kermott upon retirement at normal retirement age, assuming compound annual increases of 5.0% in the relevant portions of compensation shown above in the summary compensation table, are $504,413, $482,526, $531,985 and $583,565, respectively.

The plan is unfunded and unsecured. We purchase insurance, of which we are the owner and beneficiary, on the lives of the plan participants. This insurance is designed to recover, over the life of the plan, our costs incurred with respect to the plan.

Deferred Compensation Plan

Our deferred compensation plan offers to a select group of management and highly compensated employees the opportunity to elect to defer portions of salary, commissions and bonuses. A committee appointed by our board is responsible for administering the plan, which became effective January 1, 1998. We maintain a deferral account for each participating employee on a fully vested basis for all deferrals. Participants can choose to have their cash benefits paid in one lump sum or in quarterly payments upon termination of employment or death. Subject to the terms and conditions of the plan, participants also may elect to schedule in-service withdrawals of deferred compensation and the earnings and losses attributable thereto. For all participants who joined the plan prior to December 31, 2001, the plan provides a pre-retirement life insurance benefit equal to the lesser of 15 times the amount deferred in a participant’s first year of participation or $2 million. The life insurance benefit is reduced beginning at age 61 by 20% per year. Participants who join the plan after December 31, 2001, are not eligible for any life insurance benefit thereunder. Our company pays the premiums for such life insurance benefits; however, none of our executive officers named in the summary compensation table participates in this plan. The plan is unfunded and unsecured.

Change of Control Arrangements

Our supplemental benefit plans and all of our stock option plans (unless our board directs otherwise with respect to our 1997 directors’ stock option plan) call for accelerated vesting of all benefits and options in the event of a change in control of the company. In addition, as part of our efforts to retain key employees, effective November 12, 1999, we entered into agreements with each of the named executive officers and other designated employees to provide for certain benefits in the event they are terminated within three years after a change in control occurs. A “change in control” means any one of the following:

•	a merger or consolidation in which our shareholders end up owning less than 50% of the voting securities of the surviving entity;

•	the sale, transfer or other disposition of all or substantially all of our assets or the complete liquidation or dissolution of the company;

•	a change in the composition of our board over a two-year period without the consent of a majority of the directors in office at the beginning of the two-year period; or

•	the acquisition or accumulation by certain persons of at least 25% of our voting securities.

If termination of employment occurs without cause or if the employee terminates employment for “good cause,” we will pay the following benefits in one lump sum within 10 business days:

•	the employee’s base salary through and including the date of termination and any accrued but unpaid bonus;

•	a portion of the employee’s annual bonus prorated through the date of termination;

•	any compensation previously deferred by the employee (other than pursuant to a tax-qualified plan) together with any interest and earnings;

•	accrued and unpaid vacation pay;

•	unreimbursed business expenses;

•	three times the employee’s annual salary in effect immediately prior to the date of termination; and

•	three times the greater of the employee’s highest annual incentive bonus (including cash and stock) during the preceding four fiscal years or the employee’s anticipated bonus for the remainder of the year.

We will also continue to pay the health and welfare benefits for the employee and dependents that were in place immediately prior to the termination for a 24-month period following the date of termination. All cash payments will be on an “after-tax basis” so that the employee will receive benefits without reduction for any excise tax. The change-in-control agreements have an initial term of three years and will be automatically extended for additional one-year periods unless our board or the employee with whom the agreement is entered into gives notice not to extend. In addition, if the employee terminates employment for any reason during the 30-day period following the one-year anniversary of the change of control, the employee will receive all of the benefits described above, except that the multiple of annual salary and bonus would be reduced from three to two.

Directors’ Compensation

Each director who is not one of our employees, or an employee of a subsidiary, receives annual compensation of $20,000, a fee of $1,000 for attending each meeting of the board of directors and $500 for attending each committee meeting. Each director who is an employee receives a fee of $150 for attending each meeting of the board. Directors are reimbursed for their expenses incurred in attending meetings of the board and its committees. For fiscal year 2002, nonemployee directors were not awarded options to purchase our common shares.

Compensation Committee Interlocks and Insider Participation

During 2002, the compensation committee of our board of directors consisted of Messrs. Beban, Chatham, Davis, Doti, Douglas and Fay, all of whom are nonemployee directors. No member of the compensation committee is an executive officer or director of another entity for which any of our executive officers serves as a director or officer.

Pursuant to the SEC’s regulations, the following report of the compensation committee on executive compensation, comparative cumulative total return to shareholders graph and accompanying text, and report of the audit committee shall not be deemed to be incorporated by reference into any of our filings under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporates future Securities Act or Securities Exchange Act filings in whole or in part by reference.

Report of the Compensation Committee on Executive Compensation

Compensation Policy

The company’s compensation program, which has been endorsed by the compensation committee, is designed to enhance shareholder value by providing that a large part of the executive compensation be related to the company’s performance, as well as to the contribution of each individual officer. The company’s policy is further designed to develop and administer programs that will:

•	attract and retain key executives critical to the company’s long-term success;

•	provide median compensation levels that are competitive with others in the company’s industry;

•	motivate executives to enhance long-term shareholder value; and

•	integrate compensation programs with the company’s annual planning and measurement processes.

The annual bonus programs include a cash bonus program, as well as stock option and stock bonus plans designed to encourage and create ownership and retention of the company’s shares by its key employees.

Responsibilities of the Compensation Committee

The board of directors established the compensation committee in 1979. The committee consists of six independent directors, none of whom is a former or current officer or employee of the company or any of its subsidiaries. The committee reviews and approves the base salaries of the named executive officers of the company, as well as the annual bonus programs, incentive plans and executive benefit plans. The committee, as needed, engages compensation and benefits-consulting firms to assist in the performance of its duties. For the year 2002, the committee analyzed the reasonableness of the compensation paid to the named executive officers. In addition, the committee reviewed information on general compensation trends of related companies. For the purpose of this analysis, the committee used the group of companies whose returns to shareholders compose the peer group index shown in the performance graph below.

The committee also reviewed published compensation surveys for comparative results against First American’s compensation level. It reviewed the compensation of the company’s named executive officers for 2002 and believes that the compensation for all named executive officers is reasonable in view of the company’s performance and industry compensation levels. Measures used for determining the appropriate level of compensation for the named executive officers include competitive position, profit, profit retention (ratio of profits to revenue) and ability to select and develop executive replacement personnel.

CEO Compensation

In December 2001, the committee increased Parker S. Kennedy’s annual base salary to $550,000 from its previous level of $500,000. Mr. Kennedy’s base salary for the year 2002 was, in the opinion of the committee, within the median salary range for chief executive officers in the group of comparable companies. In determining the appropriate salary level, the committee considered the company’s market share, the company’s earnings relative to its competitors and the benefit the company derives from the retention of its chief executive officer.

Reflecting the committee’s commitment to relating a portion of each executive officer’s compensation to the annual results of the company, Parker S. Kennedy received a cash bonus of $1,000,000, representing 182% of his 2002 salary. This bonus was intended to reward Mr. Kennedy for his leadership for the year 2002. Mr. Kennedy also was awarded options to acquire 80,000 common shares for his performance during 2002.

Compensation Committee

Lewis W. Douglas, Jr., Chairman

Gary J. Beban

J. David Chatham

Hon. William G. Davis

James L. Doti

Paul B. Fay, Jr.

Comparative Cumulative Total Return To Shareholders

Since December 3, 1993, our common shares have been listed and trading on the New York Stock Exchange under the trading symbol “FAF.” Previously, our shares were traded on the national over-the-counter market and were designated and quoted on the NASDAQ National Market System under the trading symbol “FAMR.” The following graph compares the yearly percentage change in the cumulative total shareholder return on our common shares, assuming reinvestment of dividends, with the corresponding changes in the cumulative total returns of the Standard & Poor’s 500 Composite Stock Price Index, the Standard & Poor’s Financial Index and a peer group index consisting of the following eight companies, in each case assuming reinvestment of dividends:

•	Chicago Title Corp. (excluding the period following its acquisition by Fidelity National Financial, Inc., on March 20, 2000);

•	Fidelity National Financial, Inc.;

•	LandAmerica Financial Group, Inc.;

•	Old Republic International Corp.;

•	Reliance Group Holdings, Inc. (excluding the period following sale of its title insurance business in 1998 to Lawyers Title Corp., which is part of the LandAmerica Financial Group companies);

•	Stewart Information Services Corp.;

•	Equifax Inc.; and

•	ChoicePoint Inc.

The cumulative total shareholder returns of the peer group of companies have been included in the graph to provide comparisons with other publicly held companies having subsidiaries that transact the business of title insurance and/or information services on a nationwide basis.

*	Adjusted for reinvestment of dividends. Stock price performance shown is not indicative of future price performance.

**	As calculated by Bloomberg Financial Services, to include the reinvestment of dividends.

Report of the Audit Committee

The audit committee of the board of directors reviews the company’s accounting policies and financial reporting and disclosure practices, system of internal controls, audit process and the process for monitoring compliance with laws, regulations and corporate policies. The board adopted a written charter for the audit committee on May 11, 2000, a copy of which was attached to our 2001 proxy statement as Appendix “A.”

The audit committee has reviewed the company’s audited consolidated financial statements and discussed them with management. The audit committee has discussed with PricewaterhouseCoopers LLP, the company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The audit committee received from PricewaterhouseCoopers the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the audit committee recommended to the board that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and be filed with the U.S. Securities and Exchange Commission.

Each of the audit committee members meets the requirement of independence established in the New York Stock Exchange Listing Standards. One member of the audit committee, Frank O’Bryan, occupies an office in the building housing the company’s executive offices, which the company owns. In lieu of paying rent for that office, Director O’Bryan makes a jet aircraft that he owns available to certain executive officers of the company for business use, for which he is reimbursed only for the expenses incurred in operating the aircraft during the time it is being used by such executives. The other members of the audit committee and the board have concluded that this relationship is not material to the company nor to Director O’Bryan and that it does not interfere with Director O’Bryan’s exercise of independent judgment.

Audit Committee

J. David Chatham, Chairman

James L. Doti

Paul B. Fay, Jr.

Frank O’Bryan

D. Van Skilling

Herbert B. Tasker

Section 16(a) Beneficial Ownership Reporting Compliance

Rules adopted by the SEC require our officers and directors, and persons who own more than 10% of our issued and outstanding common shares, to file reports of their ownership, and changes in ownership, of our shares with the SEC on prescribed forms. Officers, directors and greater-than-ten-percent shareholders are required by the SEC’s rules to furnish us with copies of all such forms they file with the SEC.

Based solely on the review of the copies of the forms received by us, or written representations from reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, during our fiscal year ending December 31, 2002, our officers, our directors and the greater-than-ten-percent beneficial owners that we know of complied with all such filing requirements.

Relationship with Independent Accountants

The firm of PricewaterhouseCoopers LLP has been selected by our audit committee as independent accountants to audit our books and accounts, as well as those of our subsidiaries, for the year ending December 31, 2003. This firm has served as our independent accountants since 1954.

A representative of PricewaterhouseCoopers will be present at the meeting. The representative will have the opportunity to make any desired statement and to answer any appropriate questions by the shareholders.

Audit Fees

We incurred aggregate fees of $1,596,300 for the audit of our annual financial statements for the year ended December 31, 2002, and the review of our quarterly financial statements for that year by our independent accountants.

All Other Fees

In addition to the audit fees mentioned in the preceding paragraph, we incurred aggregate fees of $577,900 for audit-related services, which include audits of the statutory financial statements of certain of our subsidiaries, audits of our employee benefit plans, issuance of consents and comfort letters, SAS 70 reports and accounting consultations. We also incurred aggregate fees $919,400 for income tax compliance and related tax services. The audit committee has considered whether the provision of these services by our independent accountants is compatible with their independence and has concluded that the provision of such services does not interfere with the exercise of independent judgment by such accountants.

Shareholder Proposals

In order for a proposal by you or your fellow shareholders to be included in the proxy statement and form of proxy solicited by our board of directors for our next annual meeting of shareholders, the proposal must be received no later than December 12, 2003. This date assumes that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the date of the current annual meeting. If such an event occurs, we will provide you with notice in our earliest possible quarterly report on Form 10-Q of the date by which such proposals must be received in order to be included in the proxy materials.

If you or your fellow shareholders wish to submit a proposal for consideration at next year’s annual meeting without including the same in the proxy statement and form of proxy solicited by our board of directors, you should inform our secretary no later than February 25, 2004, of your intention to do so. If you wait longer, the holders of the proxies solicited by our board of directors may vote on your proposal(s) at their discretion even if they are not mentioned in the proxy statement and form of proxy solicited by our board.

Appraisal Rights

You are not entitled to appraisal rights in connection with the approval of the proposal to be voted upon at the meeting.

General Information

We will, upon the written request of any person who is a beneficial owner of our common shares on the record date for the annual meeting, furnish without charge a copy of our annual report filed with the SEC on Form 10-K for the year 2002 and will furnish, at a charge of $10, a copy of the exhibits thereto. Such request should contain a representation that the person requesting this material was a beneficial owner of our shares on the record date. Such request should be sent to the secretary at our address indicated on the first page of this proxy statement.

The board of directors is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the meeting, the holders of the proxies will vote thereon in their discretion.

By Order of the Board of Directors

Mark R Arnesen

Secretary

Santa Ana, California

April 2, 2003

FIRST AMERICAN

The First American Corporation

1 First American Way • Santa Ana, California 92707
714-800-3000 • 800-854-3643

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FIRST AMERICAN HOME OFFICE
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JOHN WAYNE AIRPORT
405
JAMBOREE RD
SAN JOAQUIN HILLS TRANS CORR
133
LAGUNA CYN
73
5
1
COAST HWY
MAPLE
HALLADAY
COLUMBINE AVE
S. MAIN ST
MACARTHUR PL
FIRST AMERICAN S
IMPERIAL PROM
FIRST AMERICAN WAY
55
MACARTHUR BLVD
1 First American Way

From San Diego: Take I-5 north, transition to I-405 north to 55 north. Exit MacArthur Blvd., turn left under freeway to Imperial Prom. Right to First American Way.

From Los Angeles: Take I-5 south, transition to 55 south. Exit MacArthur Blvd., turn right on MacArthur to Imperial Prom. Right to First American Way.

From Riverside: Take 91 west, transition to 55 south. Exit MacArthur Blvd., turn right on MacArthur to Imperial Prom. Right to First American Way.

Annual Meeting of Shareholders of

The First American Corporation

Thursday, May 8, 2003

2 p.m.

At the home office of

The First American Corporation

1 First American Way, Santa Ana, California 92707

Your Vote Is Important to the Company!

Using the telephone or Internet, you can vote any time, 24 hours a day.

You can vote in one of three ways:

1.	Call toll-free 1-877-482-6133 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

2.	Vote online at our Internet address: www.proxyvoting.com/firstamer

3.	Mark, sign and date your proxy card and return it promptly in the enclosed postpaid envelope.

See detailed instructions on the reverse side of this form.

Ú  FOLD AND DETACH HERE  Ú

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1 FIRST AMERICAN WAY • SANTA ANA, CALIFORNIA 92707 • 714-800-3000

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of The First American Corporation hereby appoints D. P. Kennedy, Parker S. Kennedy and Mark R Arnesen, and each of them, with power to each of substitution, to attend the annual meeting of the shareholders of said corporation to be held May 8, 2003, at 2 p.m. at the home office of The First American Corporation, 1 First American Way, Santa Ana, California, and any adjournments or postponements thereof; and to vote the shares of the undersigned at such meeting with respect to the election of directors, as indicated on the reverse side hereof, with all powers that the undersigned would have if acting in person, including the right in their discretion to cumulate and distribute the aggregate cumulative votes in respect of such shares as they choose among those nominees as to whom the undersigned has not withheld authority; and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSAL LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES SHALL BE VOTED FOR THE PROPOSAL.

(Continued and to be signed on other side)

Online Access Is Here!

Using the telephone or Internet, you can vote any time, 24 hours a day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To vote your proxy by telephone, follow these instructions:

1.	Call toll-free 1-877-482-6133 on a touch-tone telephone
2.	Have your proxy card in hand when you call; you will be prompted to enter your 7-digit Control Number that is located below
3.	Follow the simple instructions the Vote Voice provides you

Option A:    To vote as the Board of Directors recommends on ALL proposals: Press 1

Option B:    If you choose to vote on each item separately: Press 0

To vote your proxy online, follow these instructions:

1.	Read the enclosed proxy statement and proxy card
2.	Go to the Web site www.proxyvoting.com/firstamer
3.	Enter the 7-digit Control Number located on your proxy card below
4.	Follow the instructions posted at the Web site

To vote by mail, follow these instructions:

1.	Mark, sign and date your proxy card
2.	Return your proxy card in the postpaid envelope we’ve provided or return it to First American Trust, FSB Attn: Transfer Department, 421 N. Main Street, Santa Ana, CA 92701- 4699

If you vote by telephone or Internet,

please do not mail your proxy card.

Thank you for voting.

Control Number

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(Continued from other side)

The Board of Directors recommends a vote FOR item 1 listed below.

1.	Election of Directors FOR ❑ all nominees listed below (except as marked to the contrary below) WITHHOLD AUTHORITY ❑ for all nominees listed below

(01) Gary J. Beban, (02) J. David Chatham, (03) William G. Davis, (04) James L. Doti, (05) Lewis W. Douglas, Jr., (06) Paul B. Fay, Jr., (07) D. P. Kennedy, (08) Parker S. Kennedy, (09) Frank E. O’Bryan, (10) Roslyn B. Payne, (11) D. Van Skilling, (12) Herbert B. Tasker and (13) Virginia M. Ueberroth.

(INSTRUCTION: to withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) on the line below.)

Control Number

Dated	, 2003

Please sign exactly as name appears on stock certificate as shown hereon.

If shares are jointly held, this proxy should be signed by each such joint owner. Executors, administrators, guardians, trustees or others signing in a fiduciary capacity should state their full title as such. A proxy executed by a corporation should be signed in its name by its president or any vice president and attested to by its secretary or an assistant secretary; if otherwise executed, please furnish proof of authority.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.